Exhibit 8(c)(3)

Amendment No. 2 to the Administration Agreement

This Amendment No. 2 dated as of January 28, 2021 (the “Amendment”) to the Administration Agreement (as defined below) is entered into by and among BlackRock FundsSM, BlackRock Funds II, BlackRock Funds IV and BlackRock Funds V (collectively, the “Trusts”), each a Massachusetts business trust, BlackRock Large Cap Series Funds, Inc. (the “Corporation”), a Maryland corporation, and BlackRock Advisors, LLC (the “Administrator”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the meaning or meanings as set forth in the Administration Agreement.

WHEREAS, the Trusts and the Administrator have entered into an Administration Agreement dated January 1, 2015 (the “Administration Agreement”), as amended, pursuant to which each of the Trusts retained the Administrator to provide certain administration services with respect to each Trust and its respective series;

WHEREAS, the Board of Directors of the Corporation, including a majority of those Directors who are not interested persons of the Corporation, approved the appointment of the Administrator to provide certain administration services to the Corporation and BlackRock Advantage Large Cap Core Fund (“Core Fund”), a series of the Corporation, at an in-person meeting held on November 10, 2020; and

WHEREAS, the parties desire to add the Corporation as a party to the Administration Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Appointment. The Corporation hereby appoints the Administrator to act as the administrator of the Corporation and its series listed on Schedule B for the period and on the terms set forth in the Administration Agreement. The Administrator hereby accepts such appointment and agrees to render the services set forth in the Administration Agreement with respect to the Corporation and its series listed on Schedule B.

2.    Capitalized Terms. From and after the date hereof, the term “Trust” as used in the Administration Agreement shall be deemed to include the Corporation. From and after the date hereof, the term “Fund” as used in the Administration Agreement shall be deemed to include Core Fund. From and after the date hereof, the terms “Trustees” and “Board of Trustees” as used in the Administration Agreement shall be deemed to include the Directors and Board of Directors, respectively, of the Corporation. From and after the date hereof, the term “Declaration of Trust” shall be deemed to include the Articles of Incorporation of the Corporation, as amended from time to time.

3.    Schedule. Schedule B to the Administration Agreement shall be amended to add the Corporation and Core Fund so that Schedule B is amended and restated as attached hereto.

4.    Compensation. The Administrator shall receive from Core Fund a fee pursuant to Schedule A of the Administration Agreement.

5.    Miscellaneous.

(a)	Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

(b)

The names “BlackRock FundsSM” and “Trustees of BlackRock FundsSM, “BlackRock Funds II” and “Trustees of BlackRock Funds II”, “BlackRock Funds IV” and “Trustees of BlackRock Funds IV”, and “BlackRock Funds V” and “Trustees of BlackRock Funds V” refer respectively to the applicable Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, as amended from time to time, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the applicable Trust. The obligations of “BlackRock FundsSM”, “BlackRock Funds II”, “BlackRock Funds IV” and “BlackRock Funds V” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the applicable Trust personally, but bind only the Trust Property, and all persons dealing with any Fund or class of Shares of the Trust must look solely to the Trust Property belonging to such Fund or class for the enforcement of any claims against the Trust.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Administration Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK FUNDSSM on behalf of each BlackRock FundsSM Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK FUNDS II on behalf of each BlackRock Funds II Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK FUNDS IV on behalf of each BlackRock Funds IV Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK FUNDS V on behalf of each BlackRock Funds V Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK LARGE CAP SERIES FUNDS, INC. on behalf of each BlackRock Large Cap Series Funds, Inc. Fund listed on Schedule B

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

Schedule B

Fund	BLK Ticker
BlackRock FundsSM
1. BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG
2. BlackRock Advantage ESG Emerging Markets Equity Fund	BR_EMR_ESG
3. BlackRock Advantage ESG International Equity Fund	BR_GO_ESG
4. BlackRock Advantage ESG U.S. Equity Fund	BR_IMPR3
5. BlackRock Advantage International Fund	BR_GO_AG
6. BlackRock Advantage Large Cap Growth Fund	BR_FLEX_AG
7. BlackRock Advantage Small Cap Core Fund	BR_DSCC
8. BlackRock Advantage Small Cap Growth Fund	BR_SCGE
9. BlackRock China A Opportunities Fund	BR_CHOPS
10. BlackRock Commodity Strategies Fund	BR_CSF-AGG
11. BlackRock Cayman Commodity Strategies Fund, Ltd.	BR_CSF-CMN
12. BlackRock Defensive Advantage Emerging Markets Fund	BR_DAEM
13. BlackRock Defensive Advantage International Fund	BR_DAINTL
14. BlackRock Defensive Advantage U.S. Fund	BR_DAUS
15. BlackRock Energy Opportunities Fund	BR_ACGR
16. BlackRock Exchange Portfolio	BR_EXC
17. BlackRock Global Long/Short Equity Fund	BR_GLS-AGG
18. BlackRock Health Sciences Opportunities Portfolio	BR_HS
19. BlackRock High Equity Income Fund	BR_USOPP
20. BlackRock International Dividend Fund	BR_ISCE
21. BlackRock Mid-Cap Growth Equity Portfolio	BR_MCGE
22. BlackRock Real Estate Securities Fund	BR_REIT-AG
23. BlackRock Short Obligations Fund	BR_SHOBLIG
24. BlackRock Tactical Opportunities Fund	BR_AA
25. BlackRock Technology Opportunities Fund	BR_GST
26. BlackRock Total Emerging Markets Fund	BR_EMAL-AG
27. BlackRock Cayman Emerging Market Allocation Fund, Ltd.	BR_EMAL-KY
28. BlackRock Total Factor Fund	BR-SRA-AG
29. BlackRock Cayman Strategic Risk Allocation Fund, Ltd.	BR-SRA-CAY
30. BlackRock Wealth Liquid Environmentally Aware Fund	BR-MM

BlackRock Funds II
31. BlackRock 20/80 Target Allocation Fund	BR_CON
32. BlackRock 40/60 Target Allocation Fund	BR_MOD
33. BlackRock 60/40 Target Allocation Fund	BR_GRW
34. BlackRock 80/20 Target Allocation Fund	BR_AGR
35. BlackRock Dynamic High Income Portfolio	BR-DHI-AG
36. BlackRock Global Dividend Portfolio	BR-IBP-AG
37. BlackRock Managed Income Fund	BR-MI-AG
38. BlackRock Multi-Asset Income Portfolio	BR-INC-AG
39. BlackRock Retirement Income 2030 Fund	BR-RI2030
40. BlackRock Retirement Income 2040 Fund	BR-RI2040

1

BlackRock Funds IV
41. BlackRock Global Long/Short Credit Fund	BR-GC-AG
42. BlackRock Systematic ESG Bond Fund	BR-IMPBD
43. BlackRock Systematic Multi-Strategy Fund	BR-SMS-AG

BlackRock Funds V
44. BlackRock Core Bond Portfolio	BR-CORE
45. BlackRock Emerging Markets Bond Fund	BR-EMDHD
46. BlackRock Emerging Markets Flexible Dynamic Bond Portfolio	BR-EMD
47. BlackRock Floating Rate Income Portfolio	BR-FRI
48. BlackRock GNMA Portfolio	BR-GNMA
49. BlackRock High Yield Bond Portfolio	BR-HIYLD
50. BlackRock Income Fund	BR-MSB-AGG
51. BlackRock Inflation Protected Bond Portfolio	BR-IP-AGG
52. BlackRock Low Duration Bond Portfolio	BR-LO-AGG
53. BlackRock Strategic Income Opportunities Portfolio	BR-SIP-AG
54. BlackRock U.S. Government Bond Portfolio	BR-INTG

BlackRock Large Cap Series Funds, Inc.
55. BlackRock Advantage Large Cap Core Fund	FF_LCC

Schedule B, dated January 28, 2021

2